Exhibit 99.1

Plains All American Executes Definitive Agreements
for $3.75 Billion Sale of NGL Business to Keyera

HOUSTON – June 17, 2025 – Plains All American Pipeline, L.P. (Nasdaq: PAA) and Plains GP Holdings (Nasdaq: PAGP) (collectively, “Plains”) announced today that it has executed definitive agreements with Keyera Corp. (TSX: KEY) (“Keyera”) pursuant to which Plains will sell substantially all of its NGL business to Keyera for a total cash consideration of approximately $5.15 Billion CAD ($3.75 Billion USD).

The transaction is expected to close in the first quarter of 2026, and is subject to customary closing conditions, including regulatory approvals. As a result of the transaction, Plains will divest its Canadian NGL business but will retain substantially all NGL assets in the United States and will also retain all crude oil assets in Canada.

Transaction Benefits

•	Results in premier midstream crude oil “pure play”: Positioned to drive efficient growth and streamlining opportunities
•	More durable cash flow stream: Reduces commodity related EBITDA contribution, seasonality and working capital requirements
•	Attractive valuation: Purchase price represents approximately 13x expected 2025 Distributable Cash Flow (DCF)
•	Enhances free cash flow profile: Pro-forma business expected to generate higher percentage of "excess cash flow" with disproportionately lower capital investments and taxes
•	Provides significant financial flexibility: Creates optionality to redeploy capital and execute existing capital allocation framework in a disciplined manner

Capital Allocation

Proceeds from the transaction are expected to be approximately $3.0 Billion USD net after: 1) taxes 2) transaction expenses and 3) a potential one-time special distribution. The estimated ~$0.35/unit special distribution is intended to offset potential individual tax liabilities associated with the transaction and is subject to Board approval, ultimate tax implications, and successful closing of the transaction.

Plains expects to continue executing on its long-term capital allocation framework. Proceeds from the transaction will be prioritized toward:

•	Disciplined bolt-on M&A to extend and expand the crude oil focused portfolio
•	Capital structure optimization including potential repurchases of Series A & Series B Preferred units
•	Opportunistic common unit repurchases

“Today’s announcement is a win-win transaction for both Plains and Keyera. Plains is exiting the Canadian NGL business at an attractive valuation while Keyera is receiving highly complementary and critical infrastructure in a strategic market,” said Willie Chiang, Chairman and CEO. “Successful completion of this transformative transaction advances our efficient growth strategy and establishes Plains as the premier pure play crude oil midstream entity with highly strategic assets linking North American supply to key demand centers. Importantly, the transaction enhances our free cash flow profile and reduces both commodity exposure and working capital requirements into the future. Post-closing our financial framework should be enhanced, with leverage at or below the low-end of our target range, providing significant financial flexibility and allowing us to continue optimizing our crude oil focused asset base in a disciplined manner while increasing return of capital to our unitholders.”

Tax Considerations

Closing of this transaction is a taxable event that is expected to result in a flow through of taxable income to the holders of PAA common units and impact the taxability of distributions to the holders of PAGP Class A shares.

The tax impact on each holder of PAA common units will vary based on their specific tax circumstances, including their individual ownership, previous passive loss limitations where applicable, tax basis and their holding period.

We currently estimate that PAA will incur approximately $360 million USD of entity-level taxes payable in Canada associated with the sale of the NGL business and the restructuring of our remaining Canadian crude assets. This is expected to generate a foreign tax credit for PAA common unitholders at close of the transaction that, along with utilization of passive activity loss carry forwards, if any, will offset a significant portion of (and in some cases all of) the taxable gain passed through to individual unitholders.

The transaction is anticipated to generate current year earnings and profits for PAGP Class A shareholders and thus PAGP distributions in the tax year in which the transaction closes are expected to be taxed as a dividend versus a return of capital, but the transaction is not estimated to result in a material change in the previous forecast for when routine PAGP distributions shift from being a return of capital to being taxed as dividends or when PAGP will become a taxpaying entity.

The tax impacts associated with closing this transaction may be reduced by unrelated acquisitions or investments that also occur in the same tax period this transaction closes, subject to the tax laws in effect at such time.

In an effort to offset a significant portion of the anticipated tax impacts associated with the transaction, on or after closing, management intends to recommend to the Plains Board that it approve a one-time special distribution currently estimated to be approximately $0.35 per unit to holders of PAA common units and PAGP Class A shares (Note: the ultimate estimated tax obligation of unitholders may alter the special distribution payment, if any).

Holders of PAA common units and/or PAGP Class A shares should consult with their own tax advisors to evaluate the tax implications to them for any units or shares owned as of the closing date.

Additionally, as a result of the restructuring of our Canadian crude assets, we do not anticipate that Plains will be required to pay any meaningful Canadian corporate taxes for the next several years following the closing of the transaction.

Other Transaction Details

As of June 30, 2025, Plains will re-classify the NGL assets associated with the transaction as discontinued operations.

Additional information regarding the transaction can be found in a presentation posted to the Plains Investor Relations website at ir.plains.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements including, but not limited to, statements regarding the proposed transaction with Keyera and the terms, timing and anticipated operational, financial and strategic benefits thereof. There are a number of risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things: changes in or disruptions to economic, market or business conditions; substantial declines in commodity prices or demand for crude oil and NGL; third-party constraints; legal constraints (including the impact of governmental regulations, orders or policies); fluctuations in the currency exchange rate of the Canadian dollar to the United States dollar; unforeseen delays with respect to the receipt of regulatory approvals and completion of other closing conditions; and other factors and uncertainties inherent in transactions of the type discussed herein or in our business as discussed in PAA’s and PAGP’s filings with the Securities and Exchange Commission.

About Plains

PAA is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil and natural gas liquids (NGL). PAA owns an extensive network of pipeline gathering and transportation systems, in addition to terminalling, storage, processing, fractionation and other infrastructure assets serving key producing basins, transportation corridors and major market hubs and export outlets in the United States and Canada. On average, PAA handles approximately eight million barrels per day of crude oil and NGL.

PAGP is a publicly traded entity that owns an indirect, non-economic controlling general partner interest in PAA and an indirect limited partner interest in PAA, one of the largest energy infrastructure and logistics companies in North America.

PAA and PAGP are headquartered in Houston, Texas. More information is available at www.plains.com.

Investor Relations Contacts:

Blake Fernandez

Michael Gladstein

PlainsIR@plains.com

(866) 809-1291